EXHIBIT 32.1

SECTION 1350 CERTIFICATION

Pursuant to 18 U.S.C. Section 1350, Morteza Ejabat, Chief Executive Officer of Zhone Technologies, Inc. (the “Company”), and Kirk Misaka, Chief Financial Officer of the Company, each hereby certify that, to their knowledge:

1.	The Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 8, 2005

/s/ MORTEZA EJABAT	/s/ KIRK MISAKA
Morteza Ejabat Chief Executive Officer	Kirk Misaka Chief Financial Officer